Exhibit 10.4

EXECUTION VERSION

FORFEITURE AGREEMENT

March 25, 2021

Genesis Park Acquisition Corp.

2000 Edwards Street, Suite B

Houston, Texas 77007

Redwire, LLC

c/o AE Industrial Partners, LP

N. Military Trail, Suite 470

Boca Raton, FL 33431

Attn: Michael Greene and Kirk Konert

Cosmos Intermediate, LLC

c/o AE Industrial Partners, LP

N. Military Trail, Suite 470

Boca Raton, FL 33431

Attn: Michael Greene and Kirk Konert

Re: Forfeiture of Private Placement Warrants

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Genesis Park Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“Merger Sub”), Cosmos Intermediate, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Holdings (the “Company”), and Redwire, LLC, a Delaware limited liability company (“Holdings”).

In order to induce Redwire, the Company and Acquiror to enter into the Merger Agreement and to proceed with the transactions contemplated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genesis Park Holdings, a Cayman island limited liability company (“Sponsor”), Jefferies LLC (“Jefferies” and, together with Sponsor, the “Forfeiting Parties”), Acquiror, Holdings and the Company hereby agree, pursuant to this letter agreement (this “Letter Agreement”), as follows:

1.

Immediately prior to (and contingent upon) the Closing (as defined in the Merger Agreement) (the “Forfeiture Time”), (x) Sponsor shall forfeit and surrender to Acquiror 1,886,000 warrants that Sponsor acquired in connection with Acquiror’s initial public offering pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of November 23, 2020, between Sponsor and Acquiror (such warrants, the “Sponsor Forfeited Private Placement Warrants”, and such forfeiture and surrender, the “Sponsor Warrant Forfeiture”) for no consideration and (y) Jefferies shall forfeit and surrender to Acquiror 114,000 warrants that Jefferies acquired in connection with Acquiror’s initial public offering pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of November 23, 2020 between Jefferies and Acquiror for no consideration (such warrants forfeited and surrendered by Jefferies, together with the Sponsor Forfeited Private Placement Warrants, the “Forfeited Private Placement Warrants”, and such forfeiture and surrender by Jefferies, together with the Sponsor Warrant Forfeiture, the “Forfeitures”).

2.

To effect the Forfeitures, immediately prior to (and contingent upon) the Closing: (a) each Forfeiting Party shall surrender their respective Forfeited Private Placement Warrants to Acquiror for cancellation and in exchange for no consideration; (b) Acquiror shall immediately retire and cancel all of the Forfeited Private Placement Warrants (and shall direct Acquiror’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and (c) the Forfeiting Parties and Acquiror each shall take such actions as are necessary to cause the Forfeiting Parties’ Forfeited Private Placement Warrants to be retired and canceled, after which such Forfeited Private Placement Warrants shall no longer be issued, outstanding, convertible, or exercisable, and each Forfeiting Party and Acquiror shall provide Holdings and the Company with reasonable evidence that such retirement and cancellation has occurred.

3.

Prior to the Closing, neither Forfeiting Party shall, directly or indirectly, transfer or otherwise dispose of any of the Forfeited Private Placement Warrants held by it, other than pursuant to their respective Forfeitures.

4.

Each Forfeiting Party hereby represents and warrants to Acquiror, Holdings and the Company, severally and not jointly or jointly and severally, as of the date hereof and as of the Forfeiture Time, that such Forfeiting Party owns, and holds of record, all of its respective Forfeited Private Placement Warrants, free and clear of all liens or encumbrances in respect of its respective Forfeited Private Placement Warrants (other than liens or encumbrances (i) under applicable securities laws or regulations, (ii) disclosed in the filings of Acquiror with the United States Securities and Exchange Commission prior to the date hereof or (iii) imposed by the terms of such Forfeited Private Placement Warrants).

5.

No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms hereof shall be null and void, ab initio.

6.

All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day) at the address set forth below such party’s name on the signature pages hereto.

7.

This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Merger Agreement is terminated in accordance with its terms or at such other time as each of the parties hereto shall agree in writing.

8.

This Letter Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

9.

This Letter Agreement and, with respect to parties that are also parties to the Merger Agreement, the Merger Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties or any of their respective subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Letter Agreement exist between the parties hereto except as expressly set forth or referenced in this Letter Agreement.

10.

This Letter Agreement may be amended, waived or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Letter Agreement and which makes reference to this Letter Agreement.

11.

Nothing expressed or implied in this Letter Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Letter Agreement.

12.

The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, to the exclusion of other courts, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties hereto (a) waives the defense of inconvenient forum, (b) agrees not to commence any suit, action or other proceeding arising out of this Letter Agreement or any transactions contemplated hereby other than in any such court, and (c) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law or regulation. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law or regulation or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any action or legal proceeding brought pursuant to this paragraph 12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The parties hereto agree that such court shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with such action or legal proceeding under this paragraph 12 and the enforcement of its rights under this Letter Agreement and, if such court determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, such court may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with such action or legal proceeding and the enforcement of its rights under this Letter Agreement.

13.

This Letter Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute the original form of this Letter Agreement and deliver such form to all other parties hetero or thereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Letter Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

14.

If any provision of this Letter Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Letter Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Letter Agreement, they shall take any actions necessary to render the remaining provisions of this Letter Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Letter Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

15.

The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Letter Agreement (including failing to take such actions as are required of them hereunder to consummate this Letter Agreement) or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Letter Agreement in accordance with paragraph 7 this being in addition to any other remedy to which they are entitled under this Letter Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Letter Agreement and without that right, none of the parties hereto would have entered into this Agreement. Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement in accordance with this paragraph 15 shall not be required to provide any bond or other security in connection with any such injunction.

16.

Subject in all respect to the last sentence of this paragraph 16, this Letter Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Letter Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party hereto. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto in this Letter Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any party hereto and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties hereto under this Letter Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Signature pages follow]

Sincerely,

GENESIS PARK HOLDINGS

By:	/s/ Paul Hobby
Name:	Paul Hobby
Title:	Authorized Signatory

Notice:
Genesis Park Holdings
2000 Edwards Street, Suite B
Houston, Texas 77007
Attention: David Bilger
Email: dbilger@genesis-park.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: William H. Gump and Jesse P. Myers
E-mail: wgump@willkie.com and jmyers@willkie.com

JEFFERIES LLC

By:	/s/ Scott M. Skidmore
Name:	Scott M. Skidmore
Title:	Managing Director

Notice:

Signature Page to Forfeiture Agreement

AGREED AND ACKNOWLEDGED:

GENESIS PARK ACQUISITION CORP.

By:	/s/ Jonathan E. Baliff
Name:	Jonathan E. Baliff
Title:	President

Notice:

Genesis Park Holdings

2000 Edwards Street, Suite B

Houston, Texas 77007

Attention: David Bilger

Email: dbilger@genesis-park.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: William H. Gump and Jesse P. Myers

E-mail: wgump@willkie.com and jmyers@willkie.com

Signature Page to Forfeiture Agreement

REDWIRE LLC

By:	/s/ Peter Cannito
Name:	Peter Cannito
Title:	Chief Executive Officer

COSMOS INTERMEDIATE, LLC

By:	/s/ Peter Cannito
Name:	Peter Cannito
Title:	Chief Executive Officer

Notice to Redwire LLC or Cosmos Intermediate, LLC:

AE Industrial Partners, LP

N. Military Trail, Suite 470

Boca Raton, FL 33431

Attn: Michael Greene and Kirk Konert

E-mail: mgreene@aeroequity.com and kkonert@aeroequity.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attn: Jeremy S. Liss, P.C., Douglas C. Gessner, P.C.,

Robert M. Hayward, P.C., Matthew S. Arenson, P.C.,

Dan Hoppe and Alexander M. Schwartz

E-mail: jeremy.liss@kirkland.com, douglas.gessner@kirkland.com,

robert.hayward@kirkland.com, matthew.arenson@kirkland.com,

dan.hoppe@kirkland.com and alexander.schwartz@kirkland.com

Signature Page to Forfeiture Agreement